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                                                                EXHIBIT 2.3

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  PROXY FOR SPECIAL MEETINGS OF SHAREHOLDERS TO BE HELD NOVEMBER 5, 1997

     MEDITRUST                      MEDITRUST ACQUISITION COMPANY

  The undersigned, having received the Notice of Special Meetings and accompanying Joint Proxy Statement/Prospectus, hereby appoint(s) Abraham D. Gosman, David F. Benson and Edward W. Brooke, and each of them, Proxies of the undersigned (with full power of substitution) to attend the above Special Meetings of Shareholders and all adjournments thereof (the "Meetings"), and there to vote all shares of beneficial interest of Meditrust and Meditrust Acquisition Company ("MAC") that the undersigned would be entitled to vote, if personally present, in regard to all matters which may come before the Meetings.

  The undersigned hereby confer(s) upon the Proxies, and each of them, discretionary authority to consider and act upon such business, matters or proposals other than the proposals set forth below as may properly come before the Meetings. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE THE PROXIES INTEND TO VOTE FOR
ITEM 1.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

  THE BOARD OF TRUSTEES OF MEDITRUST RECOMMENDS A VOTE FOR ITEM 1.

[X] Please mark vote as in this example.

1. [_] FOR  [_] AGAINST  [_] ABSTAIN
                           proposal to approve and adopt the Third Amended and Restated Agreement and Plan of Merger, dated as of April 13, 1997, among Meditrust, Meditrust Acquisition Company, Santa Anita Realty Enterprises, Inc. and Santa Anita Operating Company

    THIS PROXY IS SOLICITED ON BEHALF OF THE RESPECTIVE BOARDS OF TRUSTEES.
             (CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE)

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  THE BOARD OF TRUSTEES OF MAC RECOMMENDS A VOTE FOR ITEM 1.

[X] Please mark vote as in this example.

1. [_] FOR  [_] AGAINST  [_] ABSTAIN
                           proposal to approve and adopt the Third Amended and Restated Agreement and Plan of Merger, dated as of April 13, 1997, among Meditrust, Meditrust Acquisition Company, Santa Anita Realty Enterprises, Inc. and Santa Anita Operating Company

In signing, please write
name(s) exactly as appearing in
the imprint on this card. For
shares held jointly, each joint
owner should sign. If signing
as executor, or in any other
representative capacity, or as
an officer of a corporation,
please indicate your full title
as such.

Date: __________________________  _____________________________________________
                                                    Signature

Date: __________________________  _____________________________________________
                                                    Signature